                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               DBS HOLDINGS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11,

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                               DBS HOLDINGS, INC.
                   1 - 8765 ASH STREET, VANCOUVER, BC V6P 6T3

                     SOLICITATION OF CONSENT OF STOCKHOLDERS

                                   ----------

TO STOCKHOLDERS OF DBS HOLDINGS, INC.:

     The Board of Directors of DBS Holdings, Inc., a Nevada corporation (the "Company"), is soliciting the consent of its stockholders, to be received no later than February 22, at 9:30 a.m. local time at the Company's offices, to the following actions:

1. Amendment of the Company's Articles of Incorporation to change the name of the Company to MIV Therapeutics Inc.;

2. Amendment of the Company's Articles of Incorporation to increase the number of shares of common stock, par value $0.001 per share, that the Company is authorized to issue from 20,000,000 shares to 80,000,000 shares;

3. Amendment of the Company's Articles of Incorporation to authorize up to 20,000,000 shares of preferred stock with class and series designations, par values, voting rights, and relative rights and preferences to be determined by the Board of Directors of the Company from time to time.

     The board has elected to solicit the written consent of certain stockholders to these actions. The stockholders that the board has elected to solicit hold shares of the Company's common stock representing approximately 57 percent of the voting power of the Company. Accordingly, should the holders of at least 90 percent of the shares solicited return the signed written consent enclosed herewith, the board will be authorized to take the action listed above.

     This solicitation of written consents is being mailed to stockholders beginning on or about January 18, 2002.

     A complete list of stockholders entitled to give or withhold consent to these matters will be available for examination at the office of the Company's transfer agent, Interwest Transfer Co., Inc., 1981 East Murray Holladay Road, Suite 100, Salt Lake City, Utah 84117.

     Please read the attached proxy statement carefully and, should you choose to do so, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED FORM OF WRITTEN CONSENT AUTHORIZING THE COMPANY'S MANAGEMENT TO TAKE THE ACTIONS LISTED HEREIN.

                                     By order of the Board of Directors

January 18, 2002                     DBS HOLDINGS, INC.




                                     /Patrick McGowan/
                                     Secretary

                               DBS HOLDINGS, INC.
                   1 - 8765 ASH STREET, VANCOUVER, BC V6P 6T3

                                 PROXY STATEMENT
                 SOLICITING CONSENT TO ACTION WITHOUT A MEETING

     This proxy statement and accompanying form of written consent support a solicitation on behalf of the Board of Directors (the "Board") of DBS Holdings, Inc. (the "Company") of consents of certain of the Company's stockholders to certain amendments to the Company's Articles of Incorporation. This proxy statement and form of written consent will be sent by mail to stockholders beginning approximately January 18, 2002.

     The form of written consent, when properly signed, dated and returned to the Company, will serve as a vote of each of the shares held by the stockholder signing the form of written consent in favor of the following amendments:

         (1) an amendment of the Company's Articles of Incorporation to change the name of the Company to MIV Therapeutics Inc.;

         (2) an amendment to the Company's Articles of Incorporation increasing the number of shares of common stock, par value $0.001 per share, that the Company is authorized to issue from 20,000,000 shares to 80,000,000 shares;

         (3) an amendment to the Company's Articles of Incorporation authorizing up to 20,000,000 shares of preferred stock with class and series designations, par values, voting rights, and relative rights and preferences to be determined by the Board from time to time.

     Each of these matters require the consent of a majority of the shares of common stock issued and outstanding. Each matter will be approved by the stockholders, without the Company holding a meeting, at such time as the Company has received unrevoked written consents approving the matter representing a majority of the outstanding shares of common stock. Forms of written consent that are not returned, or that are returned unsigned, will be disregarded.

     Execution of the enclosed form of written consent is revocable at any time prior to February 22, 2002, or such earlier time as the Company has received sufficient shares to approve each matter, by the stockholder executing the consent. Such consents may be cancelled by providing notice of revocation of consent to the Secretary of the Company at the address set forth above.

                       EXPENSE AND MANNER OF SOLICITATION

     In addition to solicitation by mail, proxies may be solicited in person or by telephone or telegram by directors and officers of the Company, who will not receive compensation for their soliciting activities. Brokers and other nominees will solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses of forwarding proxy material to beneficial owners. The Company will bear all of the costs of the solicitation.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

     The record date for the matters to be authorized by the written consent included with this proxy statement has been fixed as December 12, 2001. Only stockholders of record at the close of business as of that date may give consent to these matters. As of December 12, 2001, 16,665,500 shares of the Company's common stock were outstanding and entitled to vote at the meeting. Each share is entitled to one vote on each separate matter that is the subject of this solicitation of consents.

            PRINCIPAL STOCKHOLDERS AND SHARE OWNERSHIP OF MANAGEMENT

     The following tables set forth certain information as of December 31, 2001 regarding the number of shares of Common Stock beneficially owned by (i) each person known by the Company to be the beneficial owner of more than five percent of any class of the Company's capital stock, and (ii) each current director and executive officer of the Company. Unless otherwise indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name. All shares are Common Stock.

---------------------------------------------------------------------------------------------------
       Name and Address                                   Amount and Nature       Percent of Common
      Of Beneficial Owner            Title (s)         of Beneficial Ownership    Stock Outstanding
---------------------------------------------------------------------------------------------------
Isaiah Capital, Ltd.                                      2,000,000 shares              12.00%
P.O. Box 546                                            all owned directly
28-30 The Parade
St. Helier, Jersey
Channel Islands JE4 8XY

Stephen Walters
Bali View Block A4/7                                    2,308,334 shares (1)            13.45%
J1 Cirendue Raya 46
Jakarta, Indonesia

Carlingford Assets, Ltd.                                  1,620,000 shares               9.72%
80 Raffles Place                                         all owned directly
#16-20 UOB Plaza 2
Singapore

James Davidson                                          2,800,000 shares (2)            16.70%
108 North Alfred Street                                  all owned directly
Suite 200
Alexandria, VA  22314

New Paradigm Capital, Ltd.                                1,000,000 shares               6.00%
Clarendon House                                          all owned directly
Bermuda Road
Hamilton, Bermuda

Alan Lindsay                          Director           100,000 options (3)                *
#2701-1500 Hornby St.                President
Vancouver, B.C.
V6Z 2R1

Dr. Wilfred Jeffries                  Director             250,000 options               1.48%
12596-23rd Ave.
Surrey, B.C.
V4A 2C4

James R. Elliott                      Director             250,000 options               1.48%
643 Tsawwassen Beach Rd           Chief Technical
Delta, BC                             Officer
V4M 2Z2

Patrick McGowan                   Chief Financial          100,000 options                  *
211-1148 Westwood Street              Officer
Coquitlam, BC
V3B 7M5

                             All Directors and Officers    700,000 shares                4.03%
                              as a Group (4 persons)
---------------------------------------------------------------------------------------------------

----------
*    Indicates less than one percent.

1 Includes (i) 188,334 shares reflected by virtue of Mr. Walters' control of Ganesha Holdings Limited, (ii) 1,620,000 shares reflected by virtue of Mr. Walters' control of Carlingford Assets Limited, (iii) 300,000 options to purchase shares of the Company, and (iv) options reflected by virtue of Mr. Walter's control of Ganesha Holdings Limited.

2 Includes (i) 1,200,000 shares owned directly by Mr. Davidson, (ii) 500,000 shares owned by Mr. Davidson's minor children, over which he holds voting and investment control, (iii) 100,000 options to purchase shares of the Company, and (iv) 1,000,000 shares owned by New Paradigm Capital Ltd., of which Mr. Davidson owns 48% of the voting and investment control.

3 Excludes 500,000 shares owned by Lindsay Capital Corp., controlled by Mrs. Lindsay, of which Mr. Lindsay disclaims any beneficial ownership.


                            DESCRIPTION OF SECURITIES

     The authorized capital stock of the Company consists of 20,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"). As of December 12, 2001, there were 16,665,500 issued and outstanding shares of Common Stock. The following summary of certain terms of the Common Stock does not purport to be complete and is subject to and qualified in its entirety by reference to the Company's Articles of Incorporation and Bylaws.

Liquidation Rights

     Upon liquidation or dissolution, each outstanding share of Common Stock will entitle the holder to share equally in the assets of the Company legally available for distribution to stockholders after the payment of all debts and other liabilities.

Dividend Rights

     There are no limitations or restrictions upon the rights of the Board to declare dividends out of any funds legally available therefor. The Company has not paid dividends to date and it is not anticipated that any dividends will be paid in the foreseeable future, because the Board currently follows a policy of retaining earnings, if any, to finance the future growth of the Company. Accordingly, future dividends (if any) will depend upon among other considerations the Company's need for working capital and its financial condition at the time.

Voting Rights

     Holders of Common Stock of the Company are entitled to cast one vote for each share held at all stockholders meetings for all purposes.

Other Rights

     Shares of Common Stock are not redeemable, have no conversion rights and carry no pre-emptive or other rights to subscribe to or purchase additional shares of Common Stock in the event of a subsequent offering.

                                CHANGE OF CONTROL

     We were incorporated with our current name under the laws of the State of Nevada on March 19, 1999. From June 23, 1999 to April 25, 2001, our main business was our investorservice.com web site. However, in December of 2000, we decided to pursue other opportunities, and in early 2001 entered into negotiations to acquire MI Vascular Innovations, Inc. ("MIV"), eventually completing a Stock Exchange and Finance Agreement (the "Stock Exchange Agreement") with MIV and certain shareholders of MIV (the "MIV Shareholders").

     The transactions contemplated in the Stock Exchange Agreement closed effective as of May 15, 2001. As a consequence, we acquired control of MIV, and control of us shifted from our founders to the MIV Shareholders. The change of control resulted from the combined effect of (i) a redemption of 5,500,000 shares of Common Stock held primarily by our founders and (ii) our issuance of Common Stock in a one-for-one exchange for the shares of MIV stock held by the MIV Shareholders, which resulted in the MIV Shareholders owning a total of 9,010,000 shares of our outstanding Common Stock. The Stock Exchange Agreement also requires that we change our name.

                            DESCRIPTION OF PROPOSALS

(1) Amendment of the Company's Articles of Incorporation to change the name of the Company to MIV Therapeutics Inc.

     Under the Stock Exchange Agreement, as described above, we acquired 57 percent of the outstanding capital stock of MIV. The Stock Exchange Agreement requires that we change our name.

     Through MIV and MIV's wholly owned operating subsidiary, MIV Technologies Inc., we are now involved in the design, development and manufacture of coronary stents, which are used to treat cardiovascular disorders caused by narrowing or blockage of coronary arteries. In order to better identify our Company with customers and investors, and in order to comply with the terms of the Stock Exchange Agreement, the Board has adopted a proposal to amend our Articles of Incorporation to change our name to MIV Therapeutics Inc.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS CONSENT TO THIS PROPOSAL. APPROVAL OF THIS AMENDMENT TO OUR ARTICLES OF INCORPORATION WILL REQUIRE THE AFFIRMATIVE CONSENT OF AT LEAST FIFTY-ONE PERCENT OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE RECORD DATE.

(2) Amendment of the Company's Articles of Incorporation to increase the number of shares of common stock, par value $0.001 per share, that the Company is authorized to issue, from 20,000,000 shares to 80,000,000 shares.

     Under our present capital structure as set forth in our Articles of Incorporation, we have 20,000,000 authorized shares of common stock, par value $0.001 per share ("Common Stock"). As of December 12, 2001, 16,665,500 shares of Common Stock were outstanding, 381,800 shares have been reserved for issuance pursuant to warrants held by shareholders of MIV, and 3,728,333 shares have been reserved for issuance pursuant to other outstanding warrants. In addition, 3,910,000 shares have been reserved for outstanding options which have been granted. These options have been granted to officers, directors, and employees. As a result, we face a deficit in shares remaining available for our present and future needs. Therefore, before the warrants may be exercised, we must amend our Articles of Incorporation to increase the number of authorized shares of Common Stock.

     In addition, MIV commenced legal actions in the British Columbia Supreme Court on November 10, 2000 against one of its founders, John Ma (the "Defendant"), for breach of various consulting and services agreements. The Defendant counterclaimed against MIV, alleging various matters including a conspiracy to oust the Defendant and deprive him of his shares of common stock of MIV. Defendant sought up to 3,500,000 shares of MIV common stock and conversion of all of his shares of MIV common stock into shares of our Common Stock, as well as recovery of anticipated future revenue of his consulting agreement, and other general damages. We entered into a formal settlement agreement (the "Settlement Agreement") dated September 14, 2001 to resolve these matters. Under the terms of the Settlement Agreement, we have committed to issuing the Defendant 3,392,399 shares of Common Stock, which will require that we amend our Articles of Incorporation to authorize the issuance of additional shares of Common Stock.

     Furthermore, authorizing additional shares of Common Stock would provide us with the ability to issue shares of Common Stock, if needed, for possible stock splits, acquisitions, financings and other corporate purposes from time to time as the Board deems necessary and in the best interests of the Company. Without the increase in authorized Common Stock described herein, our ability to raise funds for working capital and other purposes will be greatly impaired. While we do not have any plans for issuing any additional shares of Common Stock other than as disclosed in this proxy statement, the Board believes that we will need to raise significant capital in order to fund our product research and development activities for the foreseeable future. Accordingly, the Board has adopted a proposal to amend our Articles of Incorporation to increase the number of authorized shares of Common Stock from 20,000,000 shares to 80,000,000 shares.

     Pending stockholder approval of this proposal and taking into account (a) the 16,665,500 shares currently outstanding and (b) shares reserved or to be reserved for issuance (i) pursuant to the exercise of warrants for 3,728,333 shares, (ii) pursuant to the exercise of the 381,800 warrants held by shareholders of MIV, (iii) upon the exercise of 3,910,000 outstanding options granted pursuant to our existing benefit plans, and (iv) pursuant to the Settlement Agreement, which calls for issuance of 3,392,399 shares, we will have 51,921,968 authorized shares of Common Stock available for future needs of the Company.

     If the proposal to increase the authorized number of shares of Common Stock is approved, we do not intend to seek further authorization from stockholders to issue shares of authorized but unissued Common Stock unless, in our opinion, such approval is required or advisable. It is possible that such an issuance of authorized but unissued shares could cause a change in control of our Company without stockholder approval first being sought. No holder of Common Stock presently has any preemptive or similar right to acquire or subscribe for additional unissued shares of the Common Stock, or any other securities of any class. In addition, any future issuance of additional shares of Common Stock could affect our stockholders in a number of respects, including by diluting the voting power of the current holders of our Common Stock, and by diluting the earnings per share and book value per share of outstanding shares of our Common Stock at such time. In addition, the issuance of additional shares could adversely affect the market price of our Common Stock. Moreover, if we issue securities convertible into Common Stock or other securities that have rights, preferences and privileges senior to those of our Common Stock, the holders of our Common Stock may suffer significant dilution.

     The flexibility vested in the Board to authorize the issuance and sale of authorized but unissued shares of Common Stock could enhance the Board's bargaining capability on behalf of the stockholders in a takeover situation. Such flexibility could under some circumstances be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our stock, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then-outstanding shares. Accordingly, our stockholders might be deprived of an opportunity to consider a takeover proposal which a third party might consider if we did not have authorized but unissued shares of stock.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS CONSENT TO THIS PROPOSAL. APPROVAL OF THIS AMENDMENT TO OUR ARTICLES OF INCORPORATION WILL REQUIRE THE AFFIRMATIVE VOTE OF AT LEAST FIFTY-ONE PERCENT OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE RECORD DATE.

(3) Amendment of the Company's Articles of Incorporation to authorize 20,000,000 shares of preferred stock, with class and series designations, par values, voting rights and relative rights and preferences to be determined by the Board of Directors from time to time.

     We are not authorized to issue preferred stock under our current Articles of Incorporation. Authorizing the issuance of preferred stock would provide us with further flexibility for possible acquisitions, financings and other corporate purposes from time to time as the Board deems necessary and in the best interests of the Company. Venture capital investors, from whom we are currently seeking investments, frequently demand that their investments take the form of purchases of preferred stock. While we do not have any plans for issuing any preferred stock, the Board believes that authorization of preferred stock with characteristics to be determined from time to time by the Board would be beneficial to us. Accordingly, the Board has adopted a proposal to amend our Articles of Incorporation to authorize the issuance of up to 20,000,000 shares of preferred stock.

     The preferred stock contemplated in this proposal would be "blank check" preferred stock and may have terms such as dividend or interest rates, conversion features, voting rights, redemption prices, maturity dates, and other rights, preferences and limitations as determined by the Board in its sole discretion. The Board would also have sole discretion to issue such shares of preferred stock to whomever and for whatever purposes it may deem appropriate.

     Availability of the preferred stock could enhance the Board's bargaining capability on behalf of the stockholders in a takeover situation and could, under some circumstances, be used to render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our stock, or the removal of incumbent management, even if such a transaction were favored by the holders of the requisite number of the then-outstanding shares. Accordingly, our stockholders might be deprived of an opportunity to consider a takeover proposal which a third party might consider if we did not have blank check preferred stock authorized.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS CONSENT TO THIS PROPOSAL. APPROVAL OF THIS AMENDMENT TO OUR ARTICLES OF INCORPORATION WILL REQUIRE THE AFFIRMATIVE VOTE OF AT LEAST FIFTY-ONE PERCENT OF THE SHARES OF COMMON STOCK OUTSTANDING AS OF THE RECORD DATE.

                              STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the Securities and Exchange Commission and the Company's bylaws. Should a stockholder wish to have a proposal appear in the Company's proxy statement for next year's annual meeting, under the regulations of the Securities and Exchange Commission it must be received by the Company's corporate secretary at 1 - 8765 Ash Street, Vancouver, BC, Canada V6P 6T3 on or before February 22, 2002.

NOTE: STOCKHOLDERS RECEIVING THIS PROXY STATEMENT AND FORM OF WRITTEN CONSENT ARE REQUESTED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED FORM OF WRITTEN CONSENT, USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.


                              FINANCIAL STATEMENTS

     The financial statements included in the Company's annual report on FORM 10-KSB, filed on December 3, 2001 and included with this solicitation of written consent are incorporated herein by reference.

                            ACTION BY WRITTEN CONSENT
                             OF THE STOCKHOLDERS OF
                               DBS HOLDINGS, INC.

     Please return this Form of Written Consent to the Company promptly, but no later than February 22, 2002, at 1-8765 Ash St., Vancouver, BC, Canada V6P 6T3.

     In accordance with Nevada law and the Bylaws of DBS Holdings, Inc. (the "Corporation"), the undersigned stockholder of the Corporation does hereby, pursuant to this Form of Written Consent, vote all shares of the Corporation's outstanding voting stock held of record by such stockholder as set forth below without a formal meeting and without prior notice:

     As to the proposal to amend the Articles of Incorporation of the Corporation to change the name of the Corporation to MIV Therapeutics Inc., the undersigned stockholder:

       [ ] CONSENTS           [ ] DOES NOT CONSENT           [ ] ABSTAINS

     As to the proposal to amend the Articles of Incorporation of the Corporation to increase the authorized shares of common stock, par value $0.001 per share, that the Corporation is allowed to issue, from 20,000,000 shares to 80,000,000 shares, the undersigned stockholder:

       [ ] CONSENTS           [ ] DOES NOT CONSENT           [ ] ABSTAINS

     As to the proposal to amend the Articles of Incorporation of the Corporation to create a class of preferred stock, of up to 20,000,000 shares, with relative rights, preferences, and other terms to be established by the Board from time to time, the undersigned stockholder:

       [ ] CONSENTS           [ ] DOES NOT CONSENT           [ ] ABSTAINS

     IN WITNESS WHEREOF, the undersigned stockholder of DBS Holdings, Inc., hereby voting the full number of shares of common stock of the Corporation held of record by such stockholder, has executed this Form of Written Consent to be effective as of the date listed below, and hereby directs that this Form of Written Consent be filed with the minutes of the proceedings of the Corporation's stockholders.



                                    --------------------------------------------
                                    [Print name of Company/Individual]


                                    --------------------------------------------
                                    [Signature of Stockholder]            [date]


                                    --------------------------------------------
                                    [Signature of Stockholder]            [date]


                                    If signing as attorney, executor,
                                    administrator, trustee, or guardian, please give full title as such, and, if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign. If the signer is a partnership, an authorized person should sign in the name of the partnership.